EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors Nocopi Technologies, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-281198) of Nocopi Technologies, Inc. of our report dated March 25, 2024, relating to the financial statements as of and for the year ended December 31, 2023, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 25, 2024.

/s/ Morison Cogen LLP

Blue Bell, Pennsylvania

Date: March 25, 2025